SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

URBAN OUTFITTERS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Urban Outfitters, Inc. to be held at 10:30 a.m., on Tuesday, June 3, 2003, at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania.

The matters to be considered and voted upon are described in the 2003 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement, date and sign the enclosed proxy card and return the proxy card in the accompanying envelope.

I look forward to seeing you at the meeting and having the opportunity to review the business operations of Urban Outfitters with you.

Sincerely,

Richard A. Hayne

Chairman of the Board

May 8, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 3, 2003

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. will be held at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, on June 3, 2003 at 10:30 a.m., for the following purposes:

1.	To elect five Directors to serve for a term of one year.

2.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on May 1, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Glen A. Bodzy

Secretary

May 8, 2003

URBAN OUTFITTERS, INC.

1809 Walnut Street

Philadelphia, Pennsylvania 19103

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on Tuesday, June 3, 2003 at 10:30 a.m. at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about May 8, 2003.

Only shareholders of record, as shown on the transfer books of the Company at the close of business on May 1, 2003 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 19,457,936 of the Company’s Common Shares outstanding.

The Company’s Common Shares represented by an unrevoked proxy in the enclosed form, which has been properly executed and received prior to the Meeting, will be voted in accordance with the specifications made on such proxy. Any properly executed proxy received on a timely basis on which no specification has been made by the shareholder will be voted “FOR” the election of the nominees to the Board of Directors listed in this Proxy Statement and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the Proxies upon such other matters as may come before the Meeting and any adjournments. Any shareholder giving a proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting or by execution of a subsequent proxy.

Presence at the Meeting in person or by Proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each share entitles the holder to one vote. The election of directors will be determined by a plurality vote and the five nominees receiving the most “FOR” votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. In all matters, an abstention or broker nonvote will not be counted as a vote cast.

1.     ELECTION OF DIRECTORS

The Company’s By-laws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are five directors. Proxies cannot be voted for a greater number of persons than the number of nominees set forth below. Each director shall be elected for a term of one year and shall serve until his successor is elected and qualified.

At the Meeting, five directors will be elected. The Board of Directors has nominated the five persons listed below for election to the Board at the Meeting. Unless otherwise directed, the persons named on the proxy intend to vote all valid proxies received by them “FOR” the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Joel S. Lawson III and Robert H. Strouse.

Biographical Information

The following information is submitted concerning each nominee for election as a director:

Name	Age	Position
Richard A. Hayne (1)	55	Chairman of the Board of Directors and President
Scott A. Belair (2)	55	Director
Harry S. Cherken, Jr.	53	Director
Joel S. Lawson III (3)	55	Director
Robert H. Strouse (4)	54	Director

(1)	Member of the Nominating Committee
(2)	Chairman of the Compensation Committee; member of the Audit Committee
(3)	Chairman of the Audit Committee; member of the Compensation Committee
(4)	Member of the Audit Committee

Mr. Hayne co-founded the Company in 1970 and has been its President and Chairman of the Board of Directors since the Company’s incorporation in 1976.

Mr. Belair co-founded the Company in 1970 and has been a director since its incorporation in 1976. He has served as Principal of The ZAC Group, a financial consulting services firm, during the last eleven years. Previously, he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is a director and President of Balfour Maclaine Corporation.

Mr. Cherken, a director since 1989, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and served as a Managing Partner of that firm from February 1996 to January 2000.

Mr. Lawson, a director since 1985, has been an independent consultant since November 2001. He also serves as Executive Director of M&A International Inc., a global organization of merger and acquisition advisory firms. From 1980 until November 2001, Mr. Lawson was Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm, which became an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation in March 2001.

Mr. Strouse, a director since 2002, has been Chief Operating Officer of The AMC Group, L.P., a company that oversees a diversified group of insurance, industrial, service and real estate businesses since 1998. Previously, he was a partner at the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania. Mr. Strouse is also a director of Judge, Inc., a staffing company that provides information technology and engineering professionals.

Board Committees and Attendance at Meetings

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee oversees the Company’s financial reporting process and system of internal controls on behalf of the Board of Directors. The functions performed by the Audit Committee and its membership are set forth in the “Report of the Audit Committee of the Board of Directors,” included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Board’s Compensation Committee is responsible for determining salaries, incentives and other forms of compensation of the executive officers, and also administers the Company’s stock option plans. The Board’s Nominating Committee makes recommendations to the Board with regard to the size and composition of the Board, as well as qualified nominees for election as directors. The Nominating Committee gives appropriate consideration to qualified persons recommended by shareholders for nomination as directors, prior to the shareholder-proposal date referred to in the “Shareholder Proposals” section in this Proxy Statement, provided such recommendations are accompanied by sufficient information to permit the Nominating Committee to evaluate the qualifications and experience of the nominees.

The Company’s Board of Directors held six meetings in the fiscal year ended January 31, 2003 (“Fiscal 2003”). The Compensation Committee and the Audit Committee held one meeting and five meetings, respectively, during Fiscal 2003. The Board’s Nominating Committee held one meeting during Fiscal 2003. Each director attended 75% or more of the meetings of the Board and committees of which they were members during Fiscal 2003.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

During Fiscal 2003, the Audit Committee was composed of three independent directors of the Company (as independence is defined in the National Association of Securities Dealers’ listing standards) and oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K for Fiscal 2003 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent accountants, KPMG LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the independent accountants such other matters as are required under Statement of Auditing Standards No. 61 and other generally accepted auditing standards. In addition, the Committee has discussed with the independent accountants the accountants’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the accountants’ independence.

The Committee discussed with the Company’s independent accountants the overall scope and plans for the audit. The Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2003 for filing with the Securities and Exchange Commission.

In light of the well-publicized events involving Arthur Andersen LLP during 2002, the Audit Committee recommended, and the Board of Directors approved, the dismissal of that firm as the Company’s independent public accountants effective June 19, 2002. Effective July 23, 2002, the Audit Committee recommended, and the Board of Directors approved, the election of KPMG LLP as the Company’s independent public accountants.

Joel S. Lawson III, Chairman of the Audit Committee

Scott A. Belair

Robert H. Strouse

Compensation of Directors

The Company currently pays each director who is not also an employee of the Company (“Outside Directors”) $1,000 for each Board of Directors meeting they attend, excluding committee meetings. The Company also reimburses the directors for their expenses incurred in connection with their activities as directors. The Company’s 1997 Stock Option Plan (the “1997 Plan”) provides for the grant of nonqualified stock options to each director who is also not an employee, and the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) provides for a continuation of these grants.

A person who becomes an Outside Director will receive an initial grant of an option to purchase 10,000 Common Shares on the date he or she becomes a director. Thereafter, on the first business day immediately following each of the dates on which an incumbent Outside Director is elected or reelected, he or she will receive an additional grant of an option to purchase 10,000 Common Shares, provided that he or she did not receive an initial grant within the preceding six-month period under the 1997 Plan. Options generally become exercisable in full 12 months after the date of their grant. Each Outside Director may exercise options upon the termination of his or her membership on the Board for a reason other than death or disability for up to one year following termination, except where the option, by its terms, expires on an earlier date. During Fiscal 2003, each Outside Director received the grant of an option to purchase 10,000 Common Shares. The exercise price of options granted under the Plans is the fair market value of the Common Shares at the date of grant.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Belair and Mr. Lawson.

Certain Business Relationships

Harry S. Cherken, Jr., a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2003 and is expected to continue to do so in the future. Drinker Biddle & Reath LLP has received customary compensation for these services.

The McDevitt Company, a real estate company, has acted as a broker in substantially all of the Company’s new real estate transactions during the last three years. The Company has not paid any compensation to The McDevitt Company, but the Company has been advised that The McDevitt Company has received commissions from other parties to such transactions. Wade L. McDevitt is the brother-in-law of Scott Belair, one of the Company’s directors, and is president and the sole shareholder of The McDevitt Company.

2.    OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached notice and customary procedural matters. If any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

EXECUTIVE COMPENSATION

Summary Executive Compensation

The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during Fiscal 2003 and the Company’s fiscal years ended January 31, 2002 (“Fiscal 2002”) and January 31, 2001 (“Fiscal 2001”) by the Company’s President and the Company’s four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “Named Officers”).

Annual compensation does not include medical, group life insurance or other benefits received by the Named Officers that are generally available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the Named Officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year(1)	Salary	Bonus	Securities Underlying Options (#)	All Other Compensation(2)
Richard A. Hayne	2003	$235,000	$105,000	—	$24,615	(3)
Chairman and President	2002	235,000	55,000	—	13,695
	2001	235,000	5,000	—	16,406

Glen T. Senk	2003	$435,577	$401,000	—	$8,395	(4)
President, Anthropologie, Inc.	2002	370,214	275,000	—	7,058
	2001	350,000	5,000	—	7,303

Tedford A. Marlow	2003	$350,000	$119,500	—	$—
President, Urban Outfitters Retail(5)	2002	173,660	89,500	250,000	—

David C. Frankel	2003	$325,000	$4,000		$319
President, Free People(6)	2002	225,000	50,750	200,000	—

Stephen A. Feldman	2003	$260,000	$80,000	—	$1,276
Chief Financial Officer	2002	260,000	54,000	—	2,681
	2001	260,000	4,000	—	3,093

(1)	Refers to Fiscal 2003, Fiscal 2002 and Fiscal 2001.
(2)	Includes matching cash contributions in Fiscal 2003 by the Company under the Urban Outfitters 401(k) Savings Plan of $1,276 for Messrs. Hayne and Feldman, $1,709 for Mr. Senk and $319 for Mr. Frankel.
(3)	Includes life insurance premiums and auto insurance premiums paid by the Company for Mr. Hayne in the amount of $13,053 and $10,286, respectively, in Fiscal 2003.
(4)	Includes an auto allowance and auto insurance premiums paid by the Company for Mr. Senk in the amount of $5,400 and $1,286, respectively, in Fiscal 2003.
(5)	Mr. Marlow joined the Company in July 2001.
(6)	Mr. Frankel joined the Company in May 2001.

Stock Option Information

Option Grants:    No grants of stock options were made to the Named Officers during Fiscal 2003.

Aggregate Option Exercises and Fiscal Year-End Option Value Table:    The following table sets forth certain information concerning options exercised by the Named Officers during Fiscal 2003, information concerning the number of stock options held by the Named Officers on January 31, 2003, and the value of in-the-money options outstanding as of such date. The value of in-the-money options represents the aggregate excess of the fair market value of a Common Share on January 31, 2003 of $20.48 over the applicable option exercise prices multiplied by the number of Common Shares issuable upon the exercise of the stock options.

Aggregated Option Exercises

in Fiscal 2003 and

Fiscal 2003 Year-End Option Values

Name	Shares Acquired On Exercise	Value Realized	Number of Unexercised Options At Fiscal Year-End		Value of In-the-Money Options At Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Hayne	—	$—	—	—	$—	$—
Glen T. Senk	250,000	3,552,372	80,000	120,000	508,400	762,600
Tedford G. Marlow	10,000	152,506	40,000	200,000	349,200	1,746,000
David C. Frankel	4,000	51,900	36,000	160,000	298,980	1,328,800
Stephen A. Feldman	—	—	30,000	70,000	126,900	296,100

REPORT OF THE COMPENSATION COMMITTEE

OF THE

BOARD OF DIRECTORS

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s executive officers. In fulfillment of this requirement, the Compensation Committee at the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

The Compensation Committee is composed of two outside directors of the Company. The Compensation Committee determines the compensation for the Named Officers of the Company and the other key employees of the Company. The Compensation Committee also administers the Company’s stock option plans.

The Compensation Committee’s philosophy is that executive compensation should be designed to:

•	reflect the Company’s entrepreneurial orientation;

•	assist the Company in attracting and retaining superior executive talent while incentivizing a long-term commitment to the Company;

•	align the interests of management with those of shareholders through a significant equity-based component; and

•	reward an executive’s individual contribution toward achievement of the Company’s long- and short-term business goals.

The Company’s overall executive compensation program consists of three principal elements: base salaries, discretionary bonuses and stock options and other equity-based compensation. Base salaries are ordinarily established at the beginning of the fiscal year, while discretionary bonuses are awarded following the completion of the fiscal year. Stock options and other equity-based compensation may be granted at any time during the fiscal year.

The base salaries for the Company’s executive officers in Fiscal 2003 were competitively established by the Compensation Committee based upon a general assessment of the compensation paid by other companies in the retail specialty apparel industry. In evaluating compensation paid by other companies, the Compensation Committee relied on the general knowledge that its members have obtained from informal reviews of various press and industry reports. The Company’s President does not participate in the determination of compensation policies by the Compensation Committee.

The Compensation Committee, however, consults with the Company’s President in determining base salary levels for each executive officer and takes into consideration the President’s assessment of the performance of each of the executive officers (other than the President) against the factors established by the Compensation Committee.

The Compensation Committee also establishes the level of discretionary bonuses and option awards to the Company’s executive officers. Discretionary cash bonuses to the President and other executive officers are awarded based upon the Compensation Committee’s subjective assessment of the Company’s overall financial performance and the Compensation Committee’s subjective assessment of the President’s and other executive officers’ individual contributions to that overall performance. Factors considered by the Compensation Committee in awarding cash bonuses include the executive’s initiative, managerial ability, level of responsibilities, development of subordinates, fairness with respect to bonuses of other executives and handling of special projects, but no particular weight is ascribed by the Compensation Committee to any one or more of these factors. The Compensation Committee does not rely upon or utilize any particular hurdles, benchmarks or other objective criteria to determine the amount of the bonuses, nor does the Compensation Committee compare the compensation of the President or other executive officers to any peer group for purposes of awarding bonuses.

During Fiscal 2003, the factors considered by the Compensation Committee in determining the President’s salary and bonus were the extent to which the Company met sales and net income objectives, stock performance and the recruitment and development of management talent for the Company. The Compensation Committee also takes into account the fact that the President beneficially owns a substantial number of Common Shares of the Company.

The Compensation Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company’s shareholders. A decision whether to grant stock options and the size of the grant to each executive officer is determined by the Compensation Committee based upon a subjective assessment of such executive officer’s performance after taking into consideration prior years’ grants and the organizational impact of the executive officer, as well as to respond to competitive conditions in the attraction and retention of new and current executive officers.

During Fiscal 2003, no stock options or other equity-based compensation were granted to any of the Named Officers of the Company.

This report is submitted by the Compensation Committee.

Scott A. Belair, Chairman of the Compensation Committee

Joel S. Lawson III

STOCK PERFORMANCE CHART

The following graph compares the cumulative total shareholder return on the Company’s Common Shares with the cumulative total return on the Standard and Poor’s 500 Composite Stock Index and the Standard and Poor’s 500 Apparel Retail Index for the period beginning February 1, 1998 and ending January 31, 2003, assuming the reinvestment of any dividends and assuming an initial investment of $100 in each. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Shares or the referenced indices.

	Jan-98	Jan-99	Jan-00	Jan-01	Jan-02	Jan-03
Urban Outfitters, Inc.	$100.00	$95.96	$79.41	$52.21	$153.76	$120.47
S&P 500 Index	$100.00	$132.49	$146.20	$144.88	$121.49	$93.52
SP500 Apparel Retail	$100.00	$206.95	$197.35	$184.22	$130.07	$131.27

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 30, 2003 by: (a) each person known to the Company who beneficially owns more than five percent of the Company’s outstanding Common Shares, (b) each director and Named Officer and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated: (a) the address of each of the beneficial owners identified is 1809 Walnut Street, Philadelphia, Pennsylvania 19103 and (b) each person has sole voting and investment power with respect to all such shares.

	Amount of Beneficial Ownership	Percent of Class
Richard A. Hayne (1)	6,755,933	34.7%
RS Investment Management Co. LLC (2)	1,184,500	6.1%
FMR Corp. (3)	1,166,908	6.0%
Scott A. Belair (4)	652,000	3.3%
Glen T. Senk (5)	140,639	*
Harry S. Cherken, Jr. (6)	88,000	*
Joel S. Lawson III (7)	83,800	*
David C. Frankel (8)	76,000	*
Stephen A. Feldman (9)	52,097	*
Tedford G. Marlow (10)	40,000	*
Robert H. Strouse (11)	10,000	*
All directors and executive officers as a group (11 persons)(12)	7,938,466	39.6%

*	Less than 1%.
(1)	Includes 480,334 shares owned by the Irrevocable Trust of Richard A. Hayne, 480,334 shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 8,300 shares owned by the Hayne Foundation and 2,983 shares allocated under the Company’s 401(k) Savings Plan. Excludes 144,498 shares beneficially owned by Mr. Hayne’s spouse, as to which he disclaims beneficial ownership.
(2)	Based on information provided pursuant to a Schedule 13G filed jointly by RS Investment Management Co. LLC, RS Investment Management, L.P. and G. Randall Hecht. RS Investment Management Co. LLC and G. Randall Hecht beneficially own 1,184,500 shares, and RS Investment Management, L.P. beneficially owns 1,162,700 of those shares. The business address for RS Investment Management Co. LLC is 388 Market Street, Suite 200, San Francisco, CA 94111.
(3)	Based on information provided pursuant to a Schedule 13G filed jointly by FMR Corp. and Edward C. Johnson III and Abigail P. Johnson on February 14, 2003. Each person is deemed to beneficially own 1,166,908 shares. The address for each person is 82 Devonshire Street, Boston, MA 02109.
(4)	Excludes 333,334 shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which he disclaims beneficial ownership. Includes 82,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.

(5)	Includes 140,000 shares subject to presently exercisable options and 639 shares allocated under the Company’s 401(k) Savings Plan.
(6)	Includes 70,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.
(7)	Includes 60,000 shares subject to presently exercisable options, 10,000 shares subject to options that become exercisable within 60 days, and 1,800 shares held by a trust of which he is a trustee.
(8)	Includes 36,000 shares subject to presently exercisable options and 40,000 shares subject to options that become exercisable within 60 days.
(9)	Includes 30,000 shares subject to presently exercisable options, 20,000 shares subject to options that become exercisable within 60 days, and 97 shares allocated under the Company’s 401(k) Savings Plan.
(10)	Includes 40,000 shares subject to presently exercisable options.
(11)	Includes 10,000 shares subject to options that become exercisable within 60 days.
(12)	Includes 494,400 shares subject to presently exercisable options and 103,000 shares subject to options that become exercisable within 60 days.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2004 Annual Meeting of Shareholders must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Secretary of the Company prior to January 18, 2004, to be considered for inclusion in the Company’s Proxy Statement for that meeting. If the January 18, 2004 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2004 Annual Meeting of Shareholders, although it will not be included in the Proxy Statement, if it is received no later than March 24, 2004. If notification of a shareholder proposal is not received by March 24, 2004, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

INDEPENDENT ACCOUNTANTS

On June 19, 2002, Urban Outfitters, Inc. dismissed Arthur Andersen LLP as the principal accountant for the Company and its subsidiaries. For neither of the past two years had the former principal accountant’s reports on the Company’s consolidated financial statements contained an adverse opinion or a disclaimer of opinion, nor had its opinion been qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s decision to dismiss its principal accountant was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors. During Fiscal 2002 and Fiscal 2001 and through June 19, 2002, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the consolidated financial statements.

During Fiscal 2002 and 2001 and through June 19, 2002, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

On July 23, 2002, the Company engaged KPMG LLP to serve as the Company’s independent public accountants for Fiscal 2003. The appointment of KPMG LLP was effective immediately. The decision to engage KPMG LLP was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.

During Fiscal 2002 and Fiscal 2001 and through July 23, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

The aggregate fees of KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for Fiscal 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ending July 31, 2002 and October 31, 2002 were $117,000.

The aggregate fees of Arthur Andersen LLP for professional services rendered for the review of the financial statements included in the Company’s quarterly report on Form 10-Q for the period ending April 30, 2002 were $5,000.

Financial Information Systems Design and Implementation Fees

For Fiscal 2003, there were no fees paid to KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation.

All Other Fees

All additional fees paid to KPMG LLP for Fiscal 2003 were for tax compliance and consulting services, which totaled $69,577.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Shareholders”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period February 1, 2002 through January 31, 2003, all filing requirements applicable to its officers, directors and 10% Shareholders under Section 16(a) were complied with on a timely basis.

Proxy Solicitation Costs.    The cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

Annual Report.    This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for Fiscal 2003, as filed with the Securities and Exchange Commission (except for exhibits). Requests for additional copies of such Form 10-K should be directed to the Company, Attention: Investor Relations.

By Order of the Board of Directors

Richard A. Hayne

Chairman of the Board

May 8, 2003

URBAN OUTFITTERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Stephen A. Feldman, or either of them, with full power of substitution, as the under signed’s proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) called for June 3, 2003 and at any adjournment thereof.

1. ELECTION OF DIRECTORS
Nominees: Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Joel S. Lawson III, Robert H. Strouse.

☐	FOR the nominees listed above (except as noted to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominees listed above

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

Date: _______________________________, 2003

____________________________________________
Signature of Shareholder

____________________________________________
Signature of Shareholder

Email:_______________________________________

Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.